                                                                   EXHIBIT 3.1



                           ARTICLES OF INCORPORATION
                                    OF INC.
                                NAVIS BONA, INC.
                                (GOOD SHIP,INC.)

We, the undersigned natural persons of the age of eighteen (18) or more, acting as incorporators under the provisions of the Utah Business Corporation Act (hereinafter referred to as the "Act") adopt the following Articles of Incorporation for such Corporation:

                                    ARTICLE I
                                      NAME

The name of the Corporation is Navis Bona, Inc. (Good Ship, Inc.)

                                   ARTICLE II
                                    DURATION

The duration of the Corporation shall be perpetual.

                                   ARTICLE III
                               PURPOSES AND POWERS

The Corporation is organized and authorized to pursue any lawful purpose or purposes including, but not limited to, a blind pool for establishing, acquiring, consolidating, merging with or into, or being acquired by, a business in the field of high technology, manufacturing and marketing.

The Corporation shall further have all powers specified in Sections Four and Five of the Act (UCA Sections 16-10-4,5), and any amendments thereto.

                                   ARTICLE IV
                                AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of common voting stock having a par value of one tenth of one cent ($.001) per share; when issued said shares shall be fully paid and non assessable.

                                    ARTICLE V
                                PREEMPTIVE RIGHTS

No shareholder of the Corporation shall, because of his ownership of the shares, have any preemptive or other rights to purchase, subscribe for, or take all or part of any shares or all or part of any notes, debentures, bonds or securities convertible into or carrying options for warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation. Such shares may be sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may, to such Board of Directors, seem proper without first offering such shares or securities or any part thereof to existing shareholders.

                                   ARTICLE VI
                            COMMENCEMENT OF BUSINESS

The Corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received by the Corporation as consideration for the issuance of shares.

                                   ARTICLE VII
                                VOTING OF SHARES

Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, each shareholder being entitled to vote his shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. At each election of directors, each shareholder entitled to vote at such election shall. have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but the shareholder shall have no right whatsoever to accumulate his votes with regard to such election.

                                  ARTICLE VIII
                                OFFICE AND AGENT

(a) The address of the Corporation's initial registered office is 9 Exchange Place, Suite 200, Salt Lake City, Utah 84106.

(b) The name of the Corporation's initial registered agent at such address is Ronald L. Poulton.

                                   ARTICLE IX
                               BOARD OF DIRECTORS

The management of the affairs, property and interests of the Corporation shall be vested in a Board of Directors.

(a) The number of directors constituting the initial board shall be three (3) in number, provided, however, that the number of directors may be changed from time to time by a provision of the By-laws, but in no event shall the number of directors be less than three (3) nor more than ten (10).

(b) The following shall be the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors shall be elected and qualified:

Scott Hart               1735 East 7000 South
                         Salt Lake City, Utah 84121

Scott M. Gygi            2216 Lauri Kay Drive
                         Salt Lake City, Utah 84124

Mark Marquardson         3856 South Cliff Drive
                         Salt Lake City, Utah 84109

                                    ARTICLE X
                               INTERNAL MANAGEMENT
MEETINGS.

Meetings of the shareholders of the Corporation may be held at such place within or without the State of Utah, as may be provided in the By-laws.

The meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Utah.

BY-LAWS.

Bylaws of the Corporation shall be adopted by its Board of Directors. The Bylaws may be altered, amended or repealed from time to time by a majority vote of the Board of Directors. The By-laws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of the State of Utah or these Articles of Incorporation.

                                   ARTICLE XI
                                  INCORPORATORS

The name and address of each incorporator is as follows:

Ronald L. Poulton          9 Exchange Place, Suite 200
                           Salt Lake City, Utah 84111

Paul R. Lovell             9 Exchange Place, Suite 200
                           Salt Lake City, Utah 84111

George Ralphs              9 Exchange Place, Suite 200
                           Salt Lake City, Utah 84111

                                   ARTICLE XII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assignees, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, By-law, agreement, vote of shareholders or otherwise.

                                  ARTICLE XIII
                                   CONTRACTS

No contract or transaction entered into by the Corporation shall be affected by the fact that any director, officer, employee or shareholder of the Corporation may in any way be interested in or connected with any party to such contract or transaction, provided that this interest be first disclosed or have been known to the Board of Directors or by a majority of such members thereof and that the contract or transaction be approved by a majority of the directors or shareholders present at the meeting where such contract or transaction is authorized or confirmed; nor shall any director or shareholder be incapacitated from having his vote be counted in determining the existence of the quorum at any meeting of the Board of Directors or shareholders which shall authorize any such contract or transaction and any interested director or shareholder may vote thereat to authorize any such contract or transaction.

IN WITNESS WHEREOF, the undersigned, being the incorporators, execute these Articles of Incorporation and certify to the truth of the facts herein stated this 13th day of June, 1985.

                                         /s/ Ronald L. Poulton
                                         ------------------------------
                                         RONALD L. POULTON

                                         /s/ Paul R. Lovell
                                         ------------------------------
                                         PAUL R. LOVELL

                                         /s/ George Ralphs
                                         ------------------------------
                                         GEORGE RALPHS


STATE OF UTAH            )
                         )
COUNTY OF SALT LAKE      )

We, the undersigned, being first duly sworn on oath, depose and say.- That we are the incorporators hereinbefore named; that we have read the foregoing Articles of Incorporation and know the contents thereof and that the same are true of our own knowledge, except as to matters therein stated upon information and belief, and as to those, we believe them to be true.


                                         /s/ Ronald L. Poulton
                                         ------------------------------
                                         RONALD L. POULTON

                                         /s/ Paul R. Lovell
                                         ------------------------------
                                         PAUL R. LOVELL

                                         /s/ George Ralphs
                                         ------------------------------
                                         GEORGE RALPHS

On the 13th day of June, 1985, personally appeared before me, RONALD L.POULTON, PAUL R. LOVELL and GEORGE RALPHS, signers of the above Articles of Incorporation, who duly acknowledged to me that they executed the same.


                                         ------------------------------
                                         NOTARY PUBLIC
                                         Residing in: Salt Lake County

My Commission Expires:

      4-14-86
--------------------

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                            I LOVE YOGURT CORPORATION

Pursuant to the provisions of Section 16-10-15 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation of I Love Yogurt Corporation.

                                    ARTICLE I

The name of the corporation is I Love Yogurt Corporation.

                                   ARTICLE II

The following amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation on April 20, 1992:

         Article IV is hereby amended by inserting the following language after the first paragraph of Article IV:

         "The corporation is authorized to issue 5,000,000 shares of Preferred Stock, $1.00 par value per share. Such shares of Preferred Stock may be issued in such series and subject to such terms as the Board of Directors of the corporation may determine in its discretion."

                                   ARTICLE III

The number of shares of the Corporation outstanding at the time of such adoption was 6,374,387 and the number of shares entitled to vote thereon was 6,374,387. None of such shares was entitled to vote as a class.

                                   ARTICLE IV

The total number of shares voting in favor of such amendment was 5,274,594 and the total number of shares voting against such amendment was 18,700.

Dated:            June 16, 1992

                                                     I LOVE YOGURT CORPORATION
ATTEST:

/s/Sheldon Frankel                                   By:  /s/Jeffrey S. Frankel
------------------                                       -----------------------
Sheldon Frankel                                           Jeffrey S. Frankel
Secretary                                                 President

STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

         Before me, a Notary Public on this 16th day of June, 1992, personally appeared Jeffrey S. Frankel, known to me to be the person whose name is subscribed to the foregoing document as President of I Love Yogurt Corporation and, being by me first duly sworn, declared that the statements therein are true and correct.

         Given under my hand and seal of office this 16th day of June, 1992.

                                                     /s/ Geoff Newlan
                                                     --------------------------
                                                     Notary Public

Geoff Newlan, Notary Public
State of Texas
My Commission Expires August 26, 1995

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  CHELSEA STREET FINANCIAL HOLDING CORPORATION

The undersigned, being all of the directors of Chelsea Street Financial Holding Corporation, a Utah corporation, hereby take the following action and adopt the following resolutions in Lieu of a Meeting:

FIRST: That at a meeting of the Board of Directors of Chelsea Street Financial Holding Corporation, duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of Chelsea Street Financial Holding Corporation, and declaring said amendment advisable by the Board of Directors, and shareholder approval was not required.

SECOND: That the following amendment to the Certificate of Incorporation was duly adopted in accordance with the laws of the State of Utah, as amended:

ARTICLE  1: The name of this Corporation is WEXFORD TECHNOLOGY, INCORPORATED

THIRD: That the capital of the corporation shall not be reduced by reason of the above set forth amendment.

Under penalties of perjury, I declared that this Certificate of Amendment, has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

Dated this 23rd day of November, 1993.

Attest:                           Chelsea Street Financial Holding Corporation

/s/ Greg Wells                    /s/ Gary S. Williky
----------------------            ----------------------------------------
Greg Wells                        Gary S. Williky
Director                          President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        WEXFORD TECHNOLOGY, INCORPORATED


A telephonic meeting of all of the Directors of Wexford Technology, Incorporated, duly held and convened, resolutions were unanimously adopted setting forth a proposed amendment to the Certificate of Incorporation of Wexford Technology, Incorporated.

RESOLVED, That the following amendment to the Certificate of Incorporation was duly adopted in accordance with the laws of the State of Utah, as amended:

         Article  1: The name of this Corporation is sureBET Casinos, Inc.

This amendment shall be effective on June 24, 1999.

This amendment was adopted by the Board of Directors without Shareholder approval. Shareholder approval was not required.

Under penalties of perjury, I declare that this Certificate of Amendment, has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

Dated this 24th day of June, 1999.

Attest:                Wexford Technology, Incorporated


                       /s/ Jeffrey T. Wilson
                       -----------------------------------
                       Jeffrey T. Wilson, President



                       /s/ Stacey D. Smothers
                       -----------------------------------
                       Stacey D. Smother, Secretary